EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1996

Kranzco Realty Trust is the sole shareholder of the following entities:
             NAME                        JURISDICTION OF INCORPORATION
1.  KRT Property Holdings, Inc.                  Maryland
2.  Parkway Plaza II Corp.                       Maryland
3.  KR Trust One, Inc.                           Maryland
4.  KR Best Associates, Inc.                     Pennsylvania
5.  KR Street, Inc.                              Pennsylvania
6.  KR MacArthur, Inc.                           Pennsylvania
7.  KR 69th Street, Inc.                         Pennsylvania
8.  KR Suburban, Inc.                            New Jersey
9.  Lilac Connecticut Corp.                      Connecticut
10. KR Manchester, Inc.                          Connecticut
11. KR Fox Run, Inc.                             Maryland
12. KR Hillcrest, Inc.                           Maryland
13. KR Coral Hills, Inc.                         Maryland
14. KR Culpeper, Inc.                            Maryland
15. KR Culpeper II, Inc.                         Maryland
16. KR Campus, Inc.                              Maryland
17. KR Campus II, Inc.                           Maryland
18. KR Marumsco, Inc.                            Maryland
19. KR Marumsco II, Inc.                         Maryland
20. Lilac New York Corp.                         New York
21. KRT Union Corp.                              Delaware
22. KR Hillcrest Mall, Inc.                      New Jersey
23. KR Collegetown, Inc.                         New Jersey
24. KR Orange, Inc.                              Connecticut
25. KR Bradford Mall, Inc.                       Pennsylvania
26. KR Valley Forge, Inc.                        Pennsylvania
27. KR Pilgrim, Inc.                             Pennsylvania
28. KRT Origination Corp.                        Delaware

Kranzco Realty Trust is the 99% limited partner of the following entities:
                                                                     JURISDICTION OF
        NAME                                                            FORMATION
1.KR Best Associates, L.P. (KR Best Associates, Inc. is sole
  general partner)                                                    Pennsylvania
2.KR Street Associates, L.P. (KR Street, Inc. is sole general
  partner)                                                            Pennsylvania
3.KR MacArthur Associates, L.P. (KR MacArthur, Inc. is sole
  general partner)                                                    Pennsylvania
4.KR 69th Street, L.P. (KR 69th Street, Inc. is sole general
  partner)                                                            Pennsylvania
5.KR Suburban, L.P. (KR Suburban, Inc. is sole general partner)       New Jersey
6.Fox Run Limited Partnership (KR Fox Run, Inc. is sole general
  partner)                                                            Alabama
7.Hillcrest Plaza Limited Partnership (KR Hillcrest, Inc. is sole
  general partner)                                                    Maryland
8.Coral Hills Associates Limited Partnership (KR Coral Hills, Inc.
  is sole general partner)                                            Maryland
9.Culpeper Shopping Center Joint Venture (KR Culpeper, Inc. is
  99% general partner and KR Culpeper II, Inc. is 1% general
  partner)                                                            Maryland
10.Campus Village Shopping Center Joint Venture (KR Campus, Inc. is
  99% general partner and KR Campus, II, Inc. is 1% general
  partner)                                                            Maryland
11.Marumsco-Jefferson Joint Venture (KR Marumsco, Inc. is 99%
  general partner and KR Marumsco II, Inc. is 1% general partner)     Virginia
12.KR Bradford Mall, L.P. (KR Bradford Mall, Inc. is sole
  general partner)                                                    Pennsylvania
13.KR Valley Forge, L.P. (KR Valley Forge, Inc. is sole general
  partner)                                                            Pennsylvania
14.KR Pilgrim, L.P. (KR Pilgrim, Inc. is sole general partner)        Pennsylvania

Kranzco Realty Trust is 90% general partner of Germantown Associates, L.P., a Pennsylvania limited patnership.